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                                                                  Rule 424(b)(3)
                                                      Registration No. 333-26517

                        LORAL SPACE & COMMUNICATIONS LTD.

                 PROSPECTUS SUPPLEMENT NO. 9 DATED JUNE 9, 1998
                        TO PROSPECTUS DATED JULY 11, 1997

     The Selling Holders table on pages 7-10 of the Prospectus is hereby amended to update the information regarding the following entities and their respective number of shares of Preferred Stock and Common Stock:

                                                        Number of    Number of
                                                        Shares of    Shares of
                                                        Preferred     Common
                                                          Stock        Stock
                                                          -----        -----


Selling Holders
Bankers Trust New York Corp........................     180,000       450,000